SEVERANCE AGREEMENT AND RELEASE

         This Severance Agreement and Release ("Agreement"), effective the 8th day of August, 2000, is entered into between A. Maria Kettle (Employee") and LMKI, Inc., a Nevada corporation ("Employer"), with regard to the following:

         1. RESIGNATION AS OFFICER AND DIRECTOR. Employee hereby immediately resigns from any and all positions Employee has with Employer, including but not limited to Chief Operating Officer and a member of the Board of Directors. Employee acknowledges and agrees that her employment agreement, if any, is hereby terminated and cancelled and of no further force and effect. Such resignation and termination is effective as of August 8, 2000 (the "Effective Date").

         2. SEVERANCE PAYMENTS. In consideration of the covenants and promises contained in this Agreement, any claims on, payment for, and as full and final compensation to Employee for all services as an employee, Employee shall receive from Employer the following payments:

         (a) After appropriate deductions and withholdings, a severance payment in the amount of $120,000, payable in 12 equal monthly installments due on the 10th day of each month commencing August 2000; and

         (b) Maintain in effect for a period of 12 months the current health insurance policy (or any replacement policy reasonably acceptable to Employee) on Employee and her spouse. In the event Employer changes its insurance plan or policy, Employee may elect to participate in such new plan.

         3. IRREVOCABLE PROXY. As of the Effective Date, Employee agrees to execute, deliver and perform his obligations under an Irrevocable Proxy in the form attached hereto as Exhibit A. Such Irrevocable Proxy shall provide that two proxy holders selected by Employer and one proxy holder selected by Employee and reasonably acceptable to Employer shall vote all shares owned or controlled, directly or indirectly by Employee and his spouse (including any shares owned by any revocable trust, family partnership or other entity created by Employee for the purpose of holding shares of Employer capital stock); provided, however, Employee shall be entitled to retain outside of the Irrevocable Proxy a number of shares which does not exceed 19.99 percent of the outstanding shares on the Effective Date (the "Retained Shares"). The Irrevocable Proxy shall be governed by the majority vote of the three proxy holders. The Irrevocable Proxy shall also provide that in the event of any default by Employer on its payment obligations in Section 2 or 3 of this Agreement or its obligation to obtain financing commitments under Section 1, then (i) if such default continues for 15 days after receipt of written notice from Employee (a "Default Notice"), Employee shall be entitled to vote all shares under the Irrevocable Proxy during the default period and (ii) if such default continues for 60 days after receipt of a Default Notice, the Irrevocable Proxy shall automatically terminate and be cancelled and all voting power shall revert to Employee.

         4. RESALE LIMITATIONS. Employee agrees that she shall not sell, transfer, pledge, hypothecate or otherwise dispose of, whether in public or private sales in the United States any shares of capital stock of Employer in excess of the number of shares permitted by Rule 144. Employee agrees that Employer may place stop transfer orders or take such other actions as may be necessary to enforce or effect such resale limitation.

         5. RELEASE.

         (a) BY EMPLOYEE. In consideration of the above described payments, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer, and all related holding, parent or subsidiary entities, and their affiliates, directors, officers, employees, agents, attorneys, stockholders, insurers, successors and/or assigns, from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee's employment with Employer and the termination of said employment. This release shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Labor Code, the California Fair Employment and Housing Act, and any other statutory or common law provision relating to or affecting Employee's employment by Employer, including any federal or state statutory provision covering any age discrimination in any form by Employer against Employee, except any claim for worker's compensation. Notwithstanding anything herein to the contrary, Employer agrees to indemnify Employee as required by Section 78.7502(3) of the Nevada Revised Statutes.

         (b) BY EMPLOYER. In consideration of the above described payments, except those claims described in the last sentence of this Section 5(b), Employer does hereby unconditionally, irrevocably and absolutely release and discharge Employee and his affiliates, agents, attorneys, insurers, successors and assigns from any and all liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee's employment with Employer and the termination of said employment. This release shall include but not be limited to a release of claims arising under any state or federal statute or common law regulating or affecting employment, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, the Fair Labor Standards Act, the California Labor Code, the California Fair Employment and Housing Act, and any other statutory or common law provision relating to or affecting Employee's employment by Employer, including any federal or state statutory provision covering any age discrimination in any form by Employer against Employee, except any claim for worker's compensation. Notwithstanding anything in this Agreement to the contrary, Employer does not release or discharge Employee from any claims arising from or relating to (i) any violations of federal or state securities laws, rules and regulations and (ii) any criminal act. Notwithstanding anything herein to the contrary, Employer agrees to indemnify Employee as required by Section 78.7502(3) of the Nevada Revised Statutes.

         6. NO INITIATION OF PROCEEDINGS. Employer agrees that it shall not initiate any judicial or administrative proceedings against Employee with respect to any matter arising before the date hereof; provided that Employer shall not be prohibited from asserting any cross-complaint against Employee in any proceeding initiated by a third party based upon or arising from acts or omissions of Employee.

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

         7. CLAIMS. In further consideration of the above described payments and benefits, each party irrevocably and absolutely agrees that it will not prosecute nor allow to be prosecuted on its behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above. It is the intention of the parties that, with the execution of this Agreement, each party and all related entities, and their affiliates, officers, directors, employees, agents, attorneys, stockholders, insurers, successors and/or assigns will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of the other related in any way to the matters discharged herein. Each party represents that he/she/it has not filed any complaint, charges or lawsuits against the other party and all related holding, parent and subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court. It is the intention of the parties that, with the execution of this Agreement, each party will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of the other party related in any way to the matter discharged herein (excluding those claims specifically reserved by Employer and Employee). Each party represents that it has not filed any complaint, charges or lawsuits against Employee with any governmental agency or any court.

         8. UNKNOWN CLAIMS. Each party understands and agrees that this release extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to such party under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:

                  "A general release does not extend to claims which the creditor does not know of or suspect to exist in her favor at the time of executing the release, which if known by him must have materially affected her settlement with the debtor."

         Notwithstanding any provisions of this Agreement to the contrary, neither party waives any right or releases any claim against the other party which claim or right arises from the other party failing to perform its undertakings as set forth in this Agreement and/or may arise after the date Employee executes this release. Further, Employer does not release any claim arising from or relating to any violation of federal or state securities laws, rules or regulations or any criminal act by Employee and Employer agrees to indemnify Employee as required by Section 78.7502(3) of the Nevada Revised Statutes.

         9. EFFECT ON PREVIOUS OR EXISTING AGREEMENTS. This Agreement is intended to resolve any and all issues between Employer and Employee, including, without limitation, any and all claims for wages, severance pay, compensation, benefits, or other aspects of the employment relationship between Employer and Employee. This Agreement shall supersede and extinguish all prior employment agreements, express or implied, verbal or written, between Employer and Employee; provided, however, that this Agreement shall have no effect on the Employee Invention and Proprietary Information Agreement, if any, previously signed by Employee. This Agreement shall also not in any way supersede or affect any obligation of Employee, contractual or otherwise, with respect to the disclosure, use of protection of any proprietary or confidential information of Employer, including any trade secrets, or with respect to the disclosure and assignment of inventions made or conceived by Employee during her/her

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

employment. All previous written agreements and obligations imposed by any contract relating to the intellectual property of Employer or its subsidiary or affiliated entities shall remain in full force and effect and survive the execution of this Agreement.

         10. BINDING EFFECT. Employee further declares and represents that no promise, inducement or agreement not expressed herein has been made to her and that this Agreement contains the entire agreement between the parties relating to the subject matter hereof.

         11. SUCCESSORS. Employer and Employee understand and expressly agree that this Agreement shall bind and benefit the heirs, partners, successors, employees, directors, stockholders, officers, attorneys, affiliates, predecessors, representatives and assigns of Employer and Employee.

         12. PUBLICITY. The parties hereto agree not to divulge or publicize the existence of this Agreement or the terms hereof except as may be necessary to enforce this Agreement or as may be required by law. Employer and Employee shall mutually agree to the disclosure contained in any press release or other public disclosure related to this Agreement, subject in all respects to Employer's obligations under federal and state laws. Each party agrees that it shall not disparage the reputation of the other party in any publication or communication.

         13. INTERPRETATION. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

         14. ARBITRATION OF DISPUTES. Any dispute regarding the termination of Employee's employment, or relating or arising from any aspect of the employment of Employee by Employer, or concerning the scope, interpretation or application of this Agreement or the Irrevocable Proxy, shall be resolved through final and binding arbitration in Orange County, California in accordance with the then existing Employment Dispute Resolution Rules (the "Rules") of the American Arbitration Association ("AAA"). Judgment upon the award rendered by the arbitrator in such proceeding may be entered in any court having jurisdiction thereof, provided, however, that the law applicable to any issues regarding the scope, effectiveness or interpretation of this arbitration provision shall be the Federal Arbitration Act. The arbitration shall be conducted by a single neutral arbitrator selected by the parties from a list maintained by the AAA. The arbitrator shall render her/her decision in writing to the Employer, Employee and respective counsel within twenty (20) days of the completion of the arbitration. The arbitrator shall have no power to award attorneys' fees or costs except as provided by statute or by separate written agreement between the parties; provided, however, that, in the event the Employee prevails in the arbitration, Employer shall pay all administrative fees assessed by the AAA and shall pay the fees of the arbitrator. Notwithstanding the foregoing, nothing in this Agreement shall require either Employer or Employee to arbitrate any claim involving alleged breaches by Employee of the Employee Invention and Proprietary Information Agreement, which may be the subject of a court action seeking appropriate legal or equitable relief.

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         15. NO ADMISSIONS. It is agreed that this Agreement is not an admission of any liability or fault whatsoever by either Employer or Employee.

         16. COUNSEL. Employee acknowledges that she fully understands her right to discuss this Agreement with independent counsel of her choice, that she is encouraged to do so, that she has carefully read and fully understands this entire Agreement and that she is voluntarily entering into this Agreement.

         The undersigned have executed this Agreement as of the 8th day of August, 2000 at Irvine, California.

EMPLOYEE:                                     EMPLOYER:

                                              LMKI, INC.
/s/ A. MARIA KETTLE
----------------------------------            By:
A. Maria Kettle                                     ----------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------


COUNSEL TO EMPLOYEE:                          COUNSEL TO EMPLOYER:


/s/ DAVID M. BOSKO                            /s/ CHRISTOPHER A. WILSON
----------------------------------            ----------------------------------
David M. Bosko, Esq.                          Christopher A. Wilson, Esq.
Sheppard, Mullin, Richter & Hampton LLP       Pillsbury Madison & Sutro LLP

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